Exhibit 99.1

PRECISION OPTICS CORPORATION

22 EAST BROADWAY

GARDNER, MASSACHUSETTS 01440-3338

Telephone 978 / 630-1800

Telefax 978 / 630-1487

NEWS RELEASE	POC18-0063
FOR IMMEDIATE RELEASE	Tuesday, July 31, 2018

Precision Optics Corporation, Inc. Announces Fourth Quarter 2018 Preliminary Revenue of $1.4 - $1.5 Million

GARDNER, MA, July 18, 2018. Precision Optics Corporation, Inc. (OTCQB: PEYE) (the “Company”), a leading developer and manufacturer of advanced micro-optical components used in next generation medical instruments, announced preliminary unaudited financial results for its fourth fiscal quarter, which ended on June 30, 2018. Revenues for the quarter were in the range of $1.4 to $1.5 million and operating income, gross of non-recurring items, is expected to be in the range of $100,000 to $200,000.

Commenting on the fourth quarter preliminary results, Joseph Forkey, Company CEO said, “In recent quarters we have described the anticipated transition of engineering programs, that we have worked on for a number of years, into production orders. We are extremely pleased with the preliminary results announced today, which reflect the successful start of some of these production orders along with increased production efficiencies. The sales pipeline continues to support on-going and new opportunities for the Company, and we expect revenue levels for the first quarter of fiscal 2019 to remain strong.

Dr. Forkey continued, “The level of revenue reported today is the highest in over twenty years for Precision Optics, and really represents a milestone for our company. Our shareholders have been patient and our employees have been steadfast in their commitment to the Company as we have worked with customers to design and build market-leading optical technologies and to manage them through the development process and into production. I am extremely proud of the Company and of all of our employees for reaching this milestone, and we look forward to building on this success.”

Quarterly Conference Call Details

In mid-September 2018 the Company will announce the date and call in numbers for its quarterly conference call to discuss the fiscal year 2018 fourth quarter and year end audited financial statements. The quarterly conference call is expected to take place on Friday, September 28, 2018.

About Precision Optics Corporation

Precision Optics Corporation has been a leading developer and manufacturer of advanced optical instruments since 1982. Using proprietary optical technologies, the Company designs and produces next generation medical instruments, MicroprecisionTM micro-optics with characteristic dimensions less than 1 millimeter, and other advanced optical systems for a broad range of customers including some of the largest global medical device companies. The Company’s innovative medical instrumentation line includes state-of-the-art endoscopes and endocouplers as well as custom illumination and imaging products for use in minimally invasive surgical procedures. The Company believes that current advances in its proprietary micro-optics and 3D imaging technologies present significant opportunities for expanding applications to numerous potential medical products and procedures. The Company’s website is www.poci.com. Investors can find Real-Time Quotes and market information for the Company on www.otcmarkets.com/stock/PEYE/quote.

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About Forward-Looking Statements

This press release contains forward-looking statements. Forward-looking statements include, but are not limited to, statements that express the Company’s intentions, beliefs, expectations, strategies, predictions or any other statements related to the Company’s future activities or future events or conditions. These statements are based on current expectations, estimates and projections about the Company’s business based, in part, on assumptions made by the Company’s management. These statements are not guarantees of future performances and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors, including those risks discussed in the Company’s annual report on Form 10-K and in other documents that we file from time to time with the SEC. Any forward-looking statements speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this report, except as required by law.

Company Contact:

Precision Optics Corporation

22 East Broadway

Gardner, Massachusetts, 01440-3338

Telephone: 978-630-1800

Investor Contact:

PCG Advisory Group

Kirin M. Smith

Chief Operating Officer

Telephone: 646-863-6519

Email: Ksmith@PCGAdvisory.com

Website: www.PCGAdvisory.com

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